EXHIBIT 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

This FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made as of the 14th  day of December, 2011, between Israel Growth Partners Acquisition Corp., a Delaware corporation (the “Company”) and Moorland Lane Partners, LLC, a Delaware limited liability company (“Moorland”).

Recitals

A.           On July 1, 2010, the Company issued a promissory note to Moorland in the principal amount of $50,000 (the “Note”).

B.           The Company and Moorland desire to amend the terms of the Note as set forth herein.

NOW, THEREFORE, it is agreed as follows:

1.           Maturity Date.  The Maturity Date of the Note is hereby extended until to July 1, 2012.

2.           Amendment.  Except as modified herein, the Note is and shall remain in full force and effect in accordance with its terms.  Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Note.

3.           Counterparts.  This Amendment may be executed in counterparts, including by facsimile or PDF, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:	/s/ Craig Samuels
Name: Craig Samuels
Title: President and Chief Executive Officer

MOORLAND LANE PARTNERS, LLC

By:	/s/ Mitchell Metzman
Name: Mitchell Metzman
Title: Partner